Exhibit 99.1

Press Release

Arden Realty, Inc., Stockholders Approve Merger with GE Real Estate

LOS ANGELES, CA – April 28, 2006 – Arden Realty, Inc. (NYSE: ARI) (“Arden” or the “Company”) announced today that Arden stockholders have approved the Agreement and Plan of Merger (the “Merger Agreement”) with Arden Realty Limited Partnership, a Maryland limited partnership, General Electric Capital Corporation, a Delaware corporation (“GECC”), Atlas Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of GECC, Trizec Properties, Inc., a Delaware corporation, and Trizec Holdings Operating LLC, a Delaware limited liability company, pursuant to which GE Real Estate, a division of GECC, will acquire the Company (the “Merger”). A two-thirds vote of Arden stockholders was necessary to approve the Merger Agreement and the Merger and over 97% of votes cast at the special meeting voted in favor of the proposal

The Merger and related transactions were announced on December 22, 2006, and are expected to be completed on or about May 2, 2006. Under the terms of the agreement, assuming that the Merger closes on May 2, 2006, each share of the Company’s common stock, par value $0.01 per share, will be converted into, and cancelled in exchange for, the right to receive $45.428 in cash.

About Arden

Arden Realty, Inc. is a self-administered, self-managing REIT that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. Arden is the largest publicly trade office landlord in Southern California, with 116 properties, consisting of 192 buildings and approximately 18.5 million net rentable square feet of office space. For more information on the Company, visit its web site at http://www.ardenrealty.com.

About GE Real Estate

GE Commercial Finance Real Estate (www.gerealestate.com) is a world leader in real estate capital. Formed in 1972, the business has more then $35 billion in core assets with 34 offices located throughout North America, Europe, Asia and Australia/New Zealand. GE Real Estate, backed by its parent company’s AAA rating, offers a broad range of financing, equity and servicing solutions including: intermediate and long-term mortgage financing, restructuring and acquisition capital, niche equity investment/joint ventures, capital markets securitization and placements, and asset management. As one of the fastest growing units within GE Commercial Finance, Real Estate has experienced annual growth of more than 10% for the last ten consecutive years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities laws. There can be no assurance that future results will be achieved and actual results could differ materially from forecasts and estimates. Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction, and the possibility that any of the conditions to closing, including those outside the control of Arden, will be satisfied. Arden does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Arden’s control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by Arden.

Many factors may cause actual results to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain factors that could cause actual results to differ materially are general business and economic conditions, competitive market conditions, weather, pricing of debt and equity capital markets and other risks inherent in the real estate business. Such factors and others are listed in the Company’s Form 10-K and 10-Qs.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Arden Realty, Inc.

Richard S. Davis

Chief Financial Officer and Executive Vice President

310-966-2600

rdavis@ardenrealty.com

GE Commercial Finance Real Estate

Brent Feigenbaum

Director, Marketing Communications

203-585-0810

brent.feigenbaum@ge.com

General Electric Company

Russell Wilkerson

Director, Financial Communications

203-373-3193

russell.wilkerson@ge.com